As Filed with the Securities and Exchange Commission on March 16, 1999
                                                           REGISTRATION NO. 333-
 ------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                   HUBCO, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                            ------------------------
      New Jersey                                             22-2405746
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
      Incorporation)                                          Number)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 236-2600
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            ------------------------
                               Kenneth T. Neilson
                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 236-2600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

               APPROXIMATE           DATE OF  COMMENCEMENT  OF PROPOSED  SALE TO
                                     PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                             ------------------------
                                          CALCULATION OF REGISTRATION FEE

                                                 PROPOSED              PROPOSED
TITLE OF EACH                                    MAXIMUM               MAXIMUM             AMOUNT OF
CLASS OF SECURITIES          AMOUNT TO BE        OFFERING PRICE        AGGREGATE           REGISTRATION
TO BE REGISTERED             REGISTERED          PER SHARE*            OFFERING PRICE*     FEE
Common Stock,                3,000,000 shares     $33.66               $100,980,000         $28,073
no par value


* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices reported in the consolidated reporting system on March 15, 1999.

                            ------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

------------------------------------------------------------------------------

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   SUBJECT TO COMPLETION, DATED MARCH __, 1999

           ===========================================================
                                   PROSPECTUS
           ===========================================================

                                   HUBCO, INC.

                    Customer Appreciation Stock Purchase Plan

                                 (Common Stock)



         By this prospectus, we are offering our customers the one-time opportunity to participate in a Customer Appreciation Stock Purchase Plan. The plan gives eligible customers of Hudson United Bank and any other HUBCO bank subsidiary a simple and convenient way to become HUBCO shareholders by purchasing our common stock without paying commissions and at a discount from the market price.

         Customers who participate in the plan will purchase shares through HUBCO's transfer agent, American Stock Transfer & Trust Company. Persons who are not already shareholders will purchase shares through Hudson Trader Investment Services, Inc., a registered broker-dealer. To participate, you should fill out the attached enrollment and authorization form and return it to American Stock Transfer with the appropriate form of payment, prior to May 31, 1999, when the plan expires. In order to participate in the plan, you must also register for our dividend reinvestment plan, and, participate in that plan, at least initially. If you send in the form and payment, and you are eligible to participate in the Customer Appreciation Stock Purchase Plan, the transfer agent will purchase HUBCO common stock in the open market and hold those shares in "street name" in your dividend reinvestment account. You may not incur brokerage fees or commissions on the purchase of shares, and you will receive a discount from the market price of the shares. The amount of your discount will depend on the length of time you have been our customer. For every full year you have been our customer, you will receive a discount of one percent on your investment, with a cap of ten percent. Although you may invest a maximum of $50,000, the discount only applies to a maximum of 100 shares of stock per customer household. We will limit total discounts under the plan to $1 million, and discounts will be available on a first come-first serve basis. HUBCO will administer the plan at its own expense.

         This prospectus relates to 3,000,000 shares of HUBCO common stock, no par value. HUBCO common stock is listed on the Nasdaq National Market System under the symbol "HUBC". The price to you of shares purchased under the plan will be the market price at which American Stock Transfer & Trust Company purchases the shares, less the appropriate discount.

     ----------------------------------------------------------------------

         These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Commissioner of Banking and Insurance of the State of New Jersey or other governmental agency.

         Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is March __ 1999

                                TABLE OF CONTENTS

                                                                   Page

THE COMPANY..........................................................1
FOR ADDITIONAL INFORMATION ABOUT HUBCO...............................1
FOR ADDITIONAL INFORMATION ABOUT THE PLAN............................2
PROCEEDS.............................................................2
THE CUSTOMER APPRECIATION STOCK PURCHASE PLAN........................2
         Purpose.....................................................2
         Advantages..................................................3
         Participation...............................................3
         Administration..............................................4
         Purchases...................................................5
         Fractional Shares...........................................5
         Certificates for Shares.....................................6
         Customers' Accounts and Records.............................6
         Other Information...........................................6
LEGAL MATTERS........................................................8
EXPERTS..............................................................8

         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that there have been no changes in the affairs of HUBCO since the date of this prospectus.


                                   THE COMPANY

         HUBCO is a New Jersey corporation and bank holding company. HUBCO's principal operating subsidiaries are:

   * Hudson United Bank -- a full-service commercial bank, which serves small and mid-sized businesses and consumers through more than 85 branches in Northern New Jersey.

   * Lafayette American Bank -- a full-service commercial bank, which serves primarily small-to-medium-sized business firms as well as individuals through more than 45 banking offices located mainly in Fairfield, Hartford, Middlesex and New Haven counties in Connecticut.

   * Bank of the Hudson -- a community savings bank serving the Mid-Hudson Valley area of New York through more than 30 branches in Dutchess, Orange, Putnam and Rockland Counties.

         HUBCO expects to merge these three subsidiaries into Hudson United Bank in the near future.

    HUBCO's strategy is to enhance profitability and build market share its banking subsidiaries. HUBCO has completed over 25 acquisitions since 1990, and HUBCO has added over 160 branches and over $6 billion in assets through acquisitions this decade. HUBCO expects to continue its acquisition strategy.

                     FOR ADDITIONAL INFORMATION ABOUT HUBCO

         HUBCO files annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. The SEC maintains a web site at http://www.sec.gov that contains materials filed by HUBCO. You can read and copy these materials at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C.; 7 World Trade Center, Suite 1300, New York, New York; and 500 West Madison Street, Suite 1400, Chicago, Illinois. You can also order copies of these materials, on payment of copying fees, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. HUBCO's filings can also be read at the offices of the Nasdaq National Market System, on which the Common Stock is listed.

         Important information about HUBCO and its business and finances is incorporated by reference in this prospectus. This means we disclose that information by referring you to other documents separately filed with the SEC. The information incorporated by reference is part of this prospectus, except for information that is superceded by information in this document.

         The SEC filings incorporated by reference are:

         1. Annual Report on Form 10-K for the year ended December 31, 1998.

         2. Current Report filed on Form 8-K dated January 28, 1999.

         3. The   description   of  the  Common  Stock   contained  in  HUBCO's
            Registration Statement on Form 8A.

         As long as HUBCO continues to offer the plan, HUBCO also incorporates by reference additional reports, proxy statements, and other documents that HUBCO may file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

HUBCO will provide each person to whom this prospectus is delivered with a free copy of any or all of the documents incorporated by reference, except for exhibits to those documents (unless the exhibit is specifically incorporated by reference). You can request copies by calling or writing HUBCO Shareholder Services, as follows:

                  HUBCO
                  1000 MacArthur Boulevard
                  Mahwah, New Jersey 07430
                  Attention:  D. Lynn Van Borkulo-Nuzzo
                  Telephone:  201-236-2641

                    FOR ADDITIONAL INFORMATION ABOUT THE PLAN

         If you have questions about the plan or need assistance or information about other shareholder matters, call HUBCO Shareholder Services at (201) 236-2641.

         Employees of HUBCO and its subsidiaries have been instructed not to solicit offers or provide advice in relation to the plan. All questions must be directed to the number above, and not to employees of HUBCO or its subsidiaries. Employees of HUBCO and its subsidiaries may only participate in the offering in ministerial capacities or provide clerical work in effecting sales transactions. HUBCO will rely on, and sales of common stock will be conducted within the requirements of, Exchange Act Rule 3a4-1. No officer, manager, director, or employee of HUBCO or any HUBCO subsidiary will be compensated in connection with the plan.

                                    PROCEEDS

         The plan provides that the shares purchased under the plan will be purchased in the open market, rather than HUBCO issuing new shares. Therefore, HUBCO will not receive any consideration for any shares of common stock purchased under the plan.

                  THE CUSTOMER APPRECIATION STOCK PURCHASE PLAN

         The following questions and answers constitute the plan.

Purpose

         1.    What is the purpose of the plan?

         The plan was created to provide customers of HUBCO's subsidiary banks with a simple and convenient one-time opportunity to invest in shares of HUBCO common stock, without commissions and at a discount, subject to certain limitations. If you participate in the plan, you may thereafter continue to purchase stock through HUBCO's dividend reinvestment plan, in which you will also agree to initially participate. HUBCO's subsidiary banks are Hudson United Bank, Lafayette American Bank and Bank of the Hudson. Lafayette American and Bank of the Hudson are being merged into Hudson United Bank in March, 1999.

Advantages

         2. What are the advantages of the plan for the customer?

         A customer will be eligible for a discount from the market value at the time of purchase when purchasing HUBCO common stock through the plan. Also, customers will not have to pay brokerage commissions, service charges or other regular expenses when purchasing the shares through the plan.

Participation

         3. How much of a discount can you expect to receive?

         The amount of the discount that you will receive depends on the amount of money you invest and the length of time you have been a customer of one of HUBCO's subsidiary banks. For every full year you have been our customer, you will receive a discount of one percent on your investment, with a cap of ten percent. Although you may invest a maximum of $50,000, the discount only applies to a maximum of 100 shares per customer household. The aggregate discount available to all customers is $1 million and discounts will be available on a first come-first serve basis.

         4. Who is eligible to participate in the plan?

         You are eligible to participate in the plan if:

                   *   you have been our customer for more than one year;

                   *   you are above the age of eighteen;

                   *   you have not yet purchased HUBCO stock through this plan;
                       and

                   * no other member of your household has participated or is currently participating in the plan.

         Officers, managers, directors, or employees of HUBCO or any HUBCO subsidiary are not eligible to participate in the plan.

         To be eligible, you must also agree to participate, at least initially, in the HUBCO dividend reinvestment plan, and have your shares held by the transfer agent in "street name" form. You will have the same rights as all other participants in the dividend reinvestment plan. Therefore, we recommend you read the dividend reinvestment plan, attached to this plan as Appendix A, because by participating in the Customer Appreciation Stock Purchase Plan, you will agree to abide by the terms of the Dividend Reinvestment Plan.

         You may enroll under the plan in your own name, in the joint name of you and another person, or in your name as custodian or trustee for another person, by so instructing the transfer agent on the authorization form.

         You will be considered our customer for the uninterrupted length of time you have been a customer of Hudson United Bank, Lafayette American Bank, or Bank of the Hudson. If you started out as a customer of a bank that was acquired by HUBCO, we will count the period of time you were a customer of the acquired bank for purposes of the applicable discount.

         If it appears to us that a customer is trying to use the plan in a manner that is not in the best interests of HUBCO, then we may reject that customer's attempt to buy shares under the plan and return the customer's payment as promptly as practicable without interest.

         5. How does an eligible customer participate in the plan and make an investment?

         If you wish to participate in the plan, you must complete the attached authorization form and submit it to the transfer agent at the address set forth below, together with payment in an acceptable form. (See Question 6 for acceptable forms of payment.)

                           Gerald Ruddy
                           American Stock Transfer & Trust Company
                           40 Wall Street
                           New York, NY 10005
                           (718) 921-8385

         6. What form of payment may I use to make an investment under the plan?

         The following are acceptable forms of payment:

                   *   charging your bank account at a HUBCO subsidiary;

                   *   paying cash;

                   *   sending a check; or

                   *   sending a money order.

All checks and money orders should be made payable to American Stock Transfer & Trust Company.

         7. Are limits imposed on the amount a customer may invest?

         Yes. A customer must invest a minimum of $500 to participate in the plan. The maximum investment a customer is permitted to make under the plan is $50,000.

Administration

         8. Who administers and interprets the plan?

         HUBCO will administer and interpret the plan for customers, keep the records of the plan and perform other duties relating to the plan. There are no brokerage fees charged by HUBCO in connection with purchases made pursuant to the plan, and HUBCO absorbs all of the administrative expense of the plan. However, the customer will incur charges upon selling the shares.

         All correspondence to HUBCO relating to the plan should be directed to:

                           D. Lynn Van Borkulo-Nuzzo
                           HUBCO, Inc.
                           1000 MacArthur Boulevard
                           Mahwah, New Jersey 07430
                           (201) 236-2641

         HUBCO has delegated certain of its administrative responsibilities under the plan to its registrar and transfer agent, American Stock Transfer & Trust Company. The transfer agent issues the stock certificates, keeps the records of the shareholder accounts and performs all duties as registrar and transfer agent. All correspondence, questions or other communications regarding the issuance of certificates or customers' accounts should be directed to:

                           Gerald Ruddy
                           American Stock Transfer & Trust Company
                           40 Wall Street
                           New York, NY 10005
                           (718) 921-8385

         American Stock Transfer & Trust Company also administers HUBCO's dividend reinvestment plan, in which you must also enroll in order to participate in the stock purchase plan. If American Stock Transfer & Trust Company ceases to act as the transfer agent, HUBCO may designate another agent to perform these administrative duties.

Purchases

         9. When will payments be invested?

         Payments that are accompanied with an appropriately completed authorization form will be invested promptly after the transfer agent receives the order together with the funds and discount eligibility is verified, taking into consideration market conditions and aggregating other funds received for investment pursuant to the plan. Funds awaiting transfer will not earn interest.

         10. What is the source of shares purchased under the plan?

         The transfer agent will purchase shares for the plan in the open market. HUBCO stock is traded on the Nasdaq National Market System.

         11. What will be the price of shares purchased under the plan?

         The transfer agent will execute purchases at the market price, although eligible customers will receive the benefit of the applicable discount.

         12. How many shares of common stock will be purchased?

         The number of shares to be purchased for each customer will depend on the amount that the customer invests, the price of HUBCO's common stock on the date of purchase, and the applicable discount as determined under the plan. (See Question 3).

Fractional Shares

         13. Will customers receive fractional shares?

         Yes. Fractional shares will be purchased with any remaining funds that are insufficient to purchase a full share of common stock and be held in the dividend reinvestment plan. Only the dividend reinvestment plan can hold fractional shares. You may instruct the transfer agent to refund any amount in excess of the funds necessary to purchase 100 shares at the applicable discount.

Certificates for Shares

         14. Will stock certificates be issued for shares purchased under the plan?

         No. The transfer agent will hold all shares in convenient "street name" under the dividend reinvestment plan, until you withdraw from the dividend reinvestment plan or request that share certificates be sent to you pursuant to the provisions of the dividend reinvestment plan.

Customers' Accounts and Records

         15. What information will I receive?

         After the purchase date, the transfer agent will send you a statement showing the amount of common stock purchased on your behalf, the price at which the shares were purchased, and the applicable discount. Dividend reinvestment participants receive quarterly statements.

         The transfer agent will open a dividend reinvestment shareholder account for you if you become a new shareholder by purchasing common stock under the plan. The account will be opened in accordance with your instructions on the authorization form.

Other Information

         16. What are the responsibilities of HUBCO and the transfer agent under this plan?

         In administering the plan, neither HUBCO nor the transfer agent nor any agent of either of them will be liable for any good faith act or omission to act, including any claim of liability (1) arising out of failure to terminate a customer's account upon a customer's death prior to receipt of legally sufficient instructions with respect thereto, or (2) with respect to the prices at which shares are purchased for the customer's account and the times such purchases are made. However, the immediately preceding sentence will not limit any person's rights under the federal securities laws.

         17. Does participation in the plan involve any risk?

         The plan itself creates no additional risk. The risk to customers who participate in the plan is the same as with any other investment in HUBCO common stock. You should understand that HUBCO and the transfer agent do not assure you a profit or protect you against a loss on the shares purchased under the plan.

         18. May the plan be changed or discontinued?

         HUBCO reserves the right to suspend or terminate the plan at any time, including in the event of an oversubscription (see Question 19), and to interpret and regulate the plan as it deems necessary or desirable in connection with the operation of the plan. HUBCO also reserves the right to modify the plan.

         All questions as to the validity, form, eligibility and acceptance of investments will be determined solely by HUBCO, and its determinations will be final and binding. No alternative, conditional or contingent investments will be accepted. HUBCO reserves the absolute right to reject any or all investments for any reason. HUBCO also reserves the right to waive any irregularities or conditions. HUBCO's interpretations of the terms and conditions of the plan will be final and binding.

         HUBCO expects to discontinue the discounts when total discounts equal $1 million. The entire plan will be discontinued on May 31, 1999. The plan may be discontinued earlier if 3,000,000 shares are purchased under the plan.

         19. What happens if participation exceeds the number of shares HUBCO has available for issuance under the plan?

         If there is an oversubscription to purchase shares under the plan, HUBCO may file a registration statement with the SEC to register additional shares of common stock to cover the oversubscription. However, if HUBCO determines, in its sole discretion, not to register additional shares, HUBCO will promptly suspend participation in the plan and refund the payments made by those customers whose subscriptions were received after all the shares available under the plan had been allocated.

         20. What are the federal income tax consequences of participating in the plan?

         HUBCO believes the following is an accurate summary of the federal income tax consequences of participation in the plan as of the date of this prospectus. This summary may not reflect every possible situation that could result from participation in the plan and, therefore, we suggest you consult your own tax advisor.

         Discounts paid by HUBCO to the transfer agent and brokerage commissions paid by HUBCO on a plan paricipant's behalf in connection with the purchase of shares are treated as distributions to the participant, subject to federal income tax. However, the amounts paid for discounts and brokerage commissions are includable in the cost basis of shares purchased. An IRS Form 1099 sent to participants and the IRS, as required, will show these amounts paid on their behalf.

         The above rules may not be applicable to certain participants in the plan, such as tax-exempt entities (e.g., pension funds and IRAs) and foreign shareholders. These particular participants should consult their own tax advisors.

         For participants in the plan whose dividends are subject to U.S. backup withholding, the transfer agent will reinvest dividends less the amount of tax required to be withheld. For foreign shareholders whose dividends are subject to U.S. federal tax withholding, the transfer agent will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required to obtain a reduction in U.S. withholding tax is the responsibility of the shareholder.

         21. What is the tax treatment of dividends received by a customer with respect to shares purchased by the customer pursuant to the plan?

         Generally, all cash dividends, including those paid in the dividend reinvestment plan and used to purchase HUBCO stock, will be treated as dividends and will be taxable as ordinary income to the shareholder. An IRS Form 1099, which is sent to each shareholder annually, will indicate the total amount of dividends paid to such shareholder.

         22. What is the tax treatment of any payment received by a customer upon the sale of shares purchased by the customer pursuant to the plan?

         A customer who receives any payment for the sale of shares purchased by the customer pursuant to the plan will recognize either short-term or long-term capital gain or loss, depending on the customer's particular circumstances, the tax basis of the customer's shares and the period of time he or she has held his or her shares.

         You  should   consult  your  own  tax  advisor  to  determine  the  tax
consequences of participating in the plan.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby has been passed upon for HUBCO by Pitney, Hardin, Kipp & Szuch, Florham Park, New Jersey. Attorneys in the law firm of Pitney, Hardin, Kipp & Szuch beneficially own approximately 1,500 shares of the Company's Common Stock as of March 15, 1999.

                                     EXPERTS

         The consolidated financial statements and schedules included in HUBCO's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated by reference in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth all expenses payable by HUBCO in connection with the sale of the common stock being registered:

                    Registration                          $ 28,073
                    Printing expenses                     $ 10,000
                    Legal fees and expenses               $ 25,000
                    Accounting fees and expenses          $ 10,000
                    Miscellaneous                         $  1,927
                                                          --------
                        Total                             $ 75,000


Item 15.  Indemnification of Directors and Officers

    (a) Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit.
Article X of the HUBCO's certificate of incorporation includes limitation on the liability of officers and directors to the fullest extent permitted by New Jersey law.

    (b)  Indemnification  of Directors,  Officers,  Employees and Agents.  Under
Article VI of its certificate of incorporation, HUBCO must, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

    (c) Insurance. The Company maintains insurance policies insuring the Company's directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.



Item 16.  Exhibits

         The following exhibits are filed herewith or incorporated by reference. The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

4-1      Customer Appreciation Stock Purchase Plan (see Prospectus).

4-2      Restated   Certificate   of   Incorporation   of  HUBCO,   as  amended,
         filed as Exhibit 3(a) to HUBCO's Annual Report on Form 10-K for 1997.

4-3 By-Laws of HUBCO, as amended and restated -- filed as Exhibit 3(b) to HUBCO's Annual Report on Form 10-K for 1997.

5        Opinion of Pitney, Hardin, Kipp & Szuch.

23-1     Consent of Arthur Andersen LLP.

23-2     Consent of Pitney, Hardin, Kipp & Szuch (incorporated in Exhibit 5).

24       Power of Attorney for Directors and Executive Officers.

99-1     Authorization and Enrollment Form.

99-2     Dividend Reinvestment Plan.


Item 17. Undertakings

         (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Mahwah, State of New Jersey, on the 11th day of March, 1999.

                                        HUBCO, INC.


                                   By:  KENNETH T. NEILSON
                                        ----------------------------------------
                                        Kenneth T. Neilson, Chairman, President,
                                        and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


           Signature                                     Title                              Date

                                                     Chairman, President, Chief
                                                   Executive Officer and Director
KENNETH T. NEILSON                                 (Principal Executive Officer)      March 11, 1999
-------------------------------------------
(Kenneth T. Neilson)



ROBERT J. BURKE                                               Director                March 11, 1999
-------------------------------------------
(Robert J. Burke)



DONALD P. CALCAGNINI                                          Director                March 11, 1999
-------------------------------------------
(Donald P. Calcagnini)



                                                              Director                March ___, 1999
-------------------------------------------
(Joan David)



                                                              Director                March ___, 1999
-------------------------------------------
(Noel deCordova, Jr.)



THOMAS R. FARLEY                                              Director                March 11, 1999
-------------------------------------------
(Thomas R. Farley)



-------------------------------------------
(Bryant Malcolm)                                              Director                March ___, 1999



W. PETER McBRIDE                                              Director                March 11, 1999
-------------------------------------------
(W. Peter McBride)



                                                              Director                March ___, 1999
-------------------------------------------
(Charles F.X. Poggi)



DAVID A. ROSOW                                                Director                March 11, 1999
-------------------------------------------
(David A. Rosow)



JAMES E. SCHIERLOH                                           Director                 March 11, 1999
-------------------------------------------
(James E. Schierloh)



                                                              Director                March ___, 1999
-------------------------------------------
(Sister Grace Frances Strauber)



JOHN TATIGIAN                                                 Director                March 11, 1999
-------------------------------------------
(John Tatigian)


                                                    Executive Vice President and
JOSEPH F. HURLEY                                       Chief Financial Offer          March 11, 1999
-------------------------------------------
(Joseph F. Hurley)



RICHARD ALBAN                                                Controller               March 11, 1999
-------------------------------------------
(Richard Alban)


INDEX TO EXHIBITS

4-1      Customer Appreciation Stock Purchase Plan (see Prospectus).

4-2      Restated   Certificate   of   Incorporation   of  HUBCO,   as  amended,
         filed as Exhibit 3(a) to HUBCO's Annual Report on Form 10-K for 1997.

4-3 By-Laws of HUBCO, as amended and restated -- filed as Exhibit 3(b) to HUBCO's Annual Report on Form 10-K for 1997.

5        Opinion of Pitney, Hardin, Kipp & Szuch.

23-1     Consent of Arthur Andersen LLP.

23-2     Consent of Pitney, Hardin, Kipp & Szuch (incorporated in Exhibit 5).

24       Power of Attorney for Directors and Executive Officers.

99-1     Authorization and Enrollment Form.

99-2     Dividend Reinvestment Plan.